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EXHIBIT 99(a)(1)(C)

Notice of Guaranteed Delivery

For Tender of Shares of Common Stock
including the Associated Preferred Stock Purchase Rights

of

Facet Biotech Corporation

at
$27.00 Per Share

Pursuant to the Offer to Purchase Dated March 23, 2010

by

Amber Acquisition Inc.

a wholly-owned subsidiary of

Abbott Laboratories

(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, APRIL 19, 2010 (THE END OF THE DAY ON MONDAY), UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or one substantially equivalent to this Notice of Guaranteed Delivery, must be used to accept the Offer (as defined below) if certificates representing tendered Shares (as defined below) are not immediately available or the certificates representing tendered Shares and all other required documents cannot be delivered to BNY Mellon Shareowner Services (the "Depositary") prior to the expiration of the Offer or if the procedure for delivery by book-entry transfer cannot be completed prior to the expiration of the Offer. This instrument may be delivered or transmitted by facsimile transmission or mailed to the Depositary. See Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase (as defined below).

The Depositary for the Offer is BNY Mellon Shareowner Services

By Mail:	By Facsimile Transmission:	By Overnight Courier:
BNY Mellon Shareowner Services Attn: Corporate Actions Department Post Office Box 3301 South Hackensack, NJ 07606	For Eligible Institutions Only: (201) 680-4626 For Confirmation Only Telephone: (201) 680-4860	BNY Mellon Shareowner Services Attn: Corporate Actions Department 480 Washington Blvd Mail Drop-Reorg Jersey City, NJ 07310

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tender(s) to Amber Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of Abbott Laboratories, an Illinois corporation, upon the terms and subject to the conditions set forth in the offer to purchase, dated March 23, 2010 (as amended or supplemented from time to time, the "Offer to Purchase"), and in the related letter of transmittal (as amended or supplemented from time to time, the "Letter of Transmittal," and together with the Offer to Purchase, the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "Facet Common Stock"), including the associated rights to purchase shares of Series A Preferred Stock issued pursuant to the Rights Agreement, dated as of September 7, 2009, as amended by the amendments thereto dated as of December 15, 2009, December 16, 2009 and March 9, 2010, by and between Facet Biotech Corporation, a Delaware corporation ("Facet"), and Mellon Investor Services LLC (together with the Facet Common Stock, the "Shares"), of Facet, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

Name(s) of Record Holder(s)	Number of Shares
Certificate Nos. (if available)
Address(es)
Zip Code	Indicate account number at Book-Entry Transfer
Facility if Shares will be tendered by book-entry transfer:
(Area Code) Telephone No.	Account Number
X	Dated:	, 2010
X	Dated:	, 2010

Signatures(s) of Record Holder(s)

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other "eligible guarantor institution," as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary's account at The Depository Trust Company, in either case, together with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile of the Letter of Transmittal) with any required signature guarantee, or an Agent's Message (as defined in the Letter of Transmittal), and any other documents required by the Letter of Transmittal, within three NASDAQ Stock Market trading days after the date of execution of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing tendered Shares to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

X
Names of Firm	Authorized Signature
Address(es)	Name (Please Print)
Zip Code	Title
(Area Code) Telephone No.	Dated:	, 2010

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  EXHIBIT 99(a)(1)(C)